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                                                                     EXHIBIT 5.1

                                  HART & TRINEN
                                Attorneys at Law

                             1624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061
                              (303) 839-5414 (fax)



                                  May ___, 2006


Raptor Networks Technology, Inc.
1241 E. Dyer Road, Suite 150
Santa Ana, California 92705

RE:    REGISTRATION STATEMENT ON FORM SB-2



         We have acted as counsel to Raptor Networks Technology, Inc., a Colorado corporation (the "Company"), in connection with a registration statement on Form SB-2 (the "Registration Statement") to which this opinion is an exhibit with respect to the offer and sale by the persons and entities named in the Registration Statement (the "Selling Security Holders") of up to 36,148,539 shares of the Company's common stock, par value $0.001 per share (the "Shares"), comprising the following:

         (a) 24,195,974 outstanding Shares (the "Outstanding Shares"); and

         (b) 11,952,565 Shares (the "Warrant Shares") that are issuable upon exercise of outstanding common stock purchase warrants (the "Warrants") as described in the Registration Statement.

         We are familiar with the corporate actions taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal and factual inquiries as we deem necessary for purposes of rendering this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents. We have also assumed that the Outstanding Shares and the Warrant Shares are and will be evidenced by appropriate certificates that have been properly executed and delivered.

         Based on the foregoing and in reliance thereon, and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Outstanding Shares are validly issued, fully paid and non-assessable.




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May ___, 2006
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         2. The Warrant Shares have been duly authorized and, when issued upon exercise of each of the Warrants in accordance with their respective terms, including payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

            This opinion is limited to the Business Corporation Act of the State of Colorado ("BCA"), including the statutory provisions of the BCA, all applicable provisions of the Constitution of the State of Colorado and all reported judicial decisions interpreting these laws, and federal law, exclusive of state securities and blue sky laws, rules and regulations.

            We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Securities and Exchange Commission.

                                               Very Truly Yours,

                                               HART & TRINEN, L.L.P.



                                               By
                                                  ------------------------------
                                                  William T. Hart